UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2022

AMERICAN INTERNATIONAL HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50912	90-1898207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4131 N. Central Expwy, Suite 900, Dallas, Texas	75204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 963-2644

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Mast Hill SPA; Note and Warrants

On August 29, 2022, American International Holdings Corp. (“American International”, the “Company”, “we” and “us”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Mast Hill Fund, L.P. (“Mast Hill” or the “Investor”), an accredited institutional investor, for the sale of a convertible promissory note in an aggregate principal amount of $62,250 (the “Mast Hill Note”) and warrants to purchase an aggregate of 3,000,000 shares of the Company’s common stock (the “Warrants”). The Purchase Agreement, Mast Hill Note, and Warrants are collectively referred to as the “Transaction Documents”. The Company closed the sale of the Mast Hill Note on August 31, 2022, raising gross proceeds of $56,025.

The Purchase Agreement

Pursuant to the Purchase Agreement, the Company is required to use the proceeds of the sale of the Mast Hill Note for business development and not for the repayment of any indebtedness owed to officers, directors or employees of the Company or their affiliates; any loan, credit, or advance to any officers, directors, employees, or affiliates of the Company; the repayment of any debt issued in corporate finance transactions; any loan to or investment in any other corporation, partnership, enterprise or other person, except in connection with the Company’s currently existing operations; or in violation or contravention of any applicable law, rule or regulation. The Company is not permitted to enter into any public or private offering of the Company’s securities (including convertible securities) with any other investor that is more favorable in any material respect than the Investor’s rights under the Transaction Documents, unless similar terms are granted to the Investor, and is prohibited from entering into certain “variable rate transactions” (including the issuance of convertible securities with a conversion or exercise price that varies with trading prices of the Company’s common stock or is contingent upon a future event relating to the Company’s business or the market for its common stock, or any agreement to issue securities at a future determined price) for as long as the Mast Hill Note is outstanding. The Company is also required to maintain the listing and trading of its common stock on the principal securities exchange or trading market where such common stock is listed or traded and timely file all required reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a penalty of 1% of the purchase price of the Mast Hill Note to be paid on the date of any reporting failure and every thirty days thereafter until such reporting failure is cured. The Company also granted the Investor piggy-back registration rights (except in connection with underwritten offerings and other customary exceptions) and agreed to indemnify the Investor in connection with certain violations of the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), in connection with the piggy-back registration rights. The Purchase Agreement includes indemnification obligations of the Company and customary representations and warranties of the Investor and the Company regarding the purchase and offer and sale of the Mast Hill Note.

The Mast Hill Note

The Mast Hill Note contains a 10% original issue discount, matures one year from its date of issue, and accrues interest at a rate of 12% per annum (16% upon the occurrence of an event of default). The Mast Hill Note also included expense reimbursements of the Investor in the amount of $2,500. The Mast Hill Note does not provide for fixed installment payments, but provides that upon the Company’s receipt of cash proceeds from any source, at the Investor’s option, the Company will immediately apply up to 50% of such proceeds to repay all or any portion of the outstanding principal amount and interest then due under such Mast Hill Note.

The Mast Hill Note (including accrued interest thereon) is convertible into shares of the Company’s common stock at any time at a conversion price equal to $0.04 per share. We agreed to deduct $500 from each conversion amount to pay the Investor’s fees associated with each conversion. The Mast Hill Note contains a requirement for the Company to reserve a number of shares of common stock equal to the greater of: (i) 6,225,000 shares of common stock then issuable upon conversion of such Note or (ii) a fixed number of shares of common stock which equal four times the initial number of shares issuable upon conversion of the Mast Hill Note. The Mast Hill Note provides for a reduction of the conversion price to match the price per share of any dilutive issuance made while the Note is outstanding (other than pursuant to certain customary excepted issuances). The conversion price of the Mast Hill Note may be adjusted upon the occurrence of certain events, such as a merger, consolidation, exchange of shares, recapitalization, reorganization, or similar events.

The Mast Hill Note has priority over all unsecured indebtedness of the Company, and while the Mast Hill Note is outstanding, the Company is prohibited from paying or declaring any dividend or other distribution on shares of capital stock other than dividends in kind and distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors, selling, leasing or otherwise disposing of any significant portion of its assets outside the ordinary course of business and from lending money, giving credit, making advances to or entering into any transaction with any person, firm, joint venture or corporation (other than transactions in existence prior to the issuance of the Mast Hill Note of which the Investor has been informed in writing prior to closing, transactions with unaffiliated third parties in the ordinary course of business, or transactions with unaffiliated third parties not in excess of $100,000).

The Mast Hill Note contains penalties for the Company’s failure to timely deliver shares due upon conversion thereof. The Mast Hill Note contains provisions limiting the Investor’s ability to convert any portion of the Mast Hill Note if such conversion would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock. The Mast Hill Note contains customary events of default, which include the suspension, trading halt, or delisting of the Company’s common stock on the principal securities exchange or trading market on which the Company’s common stock is listed or traded; final judgments equal to or greater than $100,000 rendered against the Company; and the Company’s failure to comply with the reporting obligations of the Exchange Act. Upon the occurrence of an event of default, the amount of the Mast Hill Note increases by 125% (including principal and accrued interest) and is immediately due and payable. The Company has the right to prepay the Mast Hill Note by paying 100% of the principal and interest thereon at any time (provided we are required to provide the holder 10 trading days’ prior written notice of such repayment), plus $750 per note holder for administrative fees.

If at any time while the Mast Hill Note is outstanding, we have a bona fide offer of capital or financing from any third party, that we intend to act upon, then we must first offer such opportunity to Mast Hill to provide such capital or financing on the same terms as each respective third party’s terms.

The Warrants

The Warrants have a term of five years beginning, if ever, on the date that an event of default occurs under the Mast Hill Note, and an exercise price of $0.04 per share. The exercise price and the number of shares underlying the Warrant will be adjusted to account for any dividend or distribution by the Company to the holders of its common stock. Each Warrant provides for a reduction of the exercise price to match the price per share of any dilutive issuance made while the Warrant is outstanding (other than in connection with stock plan issuances and other customary exceptions), and a further increase in the number of warrant shares thereafter so that the (a) exercise price, multiplied by (b) the number of shares of common stock issuable upon exercise of the Warrants, always equals $120,000. The exercise price of the Warrants is subject to customary adjustment upon the occurrence of certain events, such as a subdivision (by any stock split, stock dividend, recapitalization or otherwise) of the Company’s common stock.

The Warrant contains a requirement for the Company to reserve two times the number of shares of common stock issuable upon the exercise of such Warrant. If the Company undertakes certain fundamental transactions (such as certain mergers, exchanges, or the sale of substantially all of the Company’s assets) while the Warrants are outstanding, the Investor will have the right to receive any consideration received by the record holders of the Company’s common stock as a result of such fundamental transaction and the exercise price of the Warrants will be adjusted to account for such additional consideration. The Warrants contain provisions limiting the Investor’s ability to exercise the Warrants if such exercise would cause the Investor’s (or any affiliate of any such Investor’s) holdings in the Company to exceed 4.99% of the Company’s issued and outstanding shares of common stock.

In the event the Mast Hill Note is repaid in full by the maturity date thereof, the Warrants are cancelled and extinguished in their entirety, unless an event of default has occurred under the Mast Hill Note in which case such requirement to extinguish the Warrants is terminated.

The Warrants include cashless exercise rights.

Disclaimers Regarding the Transaction Documents

The representations, warranties, covenants, and agreements contained in the Purchase Agreement and the other Transaction Documents were made solely for the benefit of the parties to the Purchase Agreement and such other Transaction Documents. In addition, such representations, warranties, covenants, and agreements (i) are intended as a way of allocating the risk between the Company and the Investor and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the Purchase Agreement, Warrant and Note are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures.

The foregoing descriptions of the Purchase Agreement, Mast Hill Note, and Warrants are not complete, and qualified in their entirety by the full text of such agreements, attached hereto as Exhibits 10.1, 10.2, and 10.3 hereto, respectively, which are incorporated by reference herein.

Master Services Agreement and SOW

On September 1, 2022, and effective on August 30, 2022, Epiq Scripts, LLC (“Epiq Scripts”), which is 51% owned by the Company, entered into a Master Services Agreement with Mangoceuticals, Inc. (“Mango”), which entity is majority owned and controlled by Jacob D. Cohen, the Company’s Chief Executive Officer and director. Mango was wholly-owned by the Company until June 16, 2022, as previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 23, 2022, when ownership of the Company was sold to Mr. Cohen (through an entity which he controls).

Pursuant to the Master Services Agreement and a related statement of work (SOW), Epiq Scripts agreed to provide pharmacy and related services to Mango, and Mango agreed to exclusively use Epiq Scripts as the provider of the Services (defined below) during the term of the agreement, so long as Epiq Scripts complies with the terms of the Master Services Agreement. The agreement also includes a 30 day right of first refusal for Epiq Scripts to provide pharmacy services for any new product that Mango may introduce during the term of the agreement.

Pursuant to the SOW, Epiq Scripts agreed to provide for the online fulfillment, specialty compounding, packaging, shipping, dispensing and distribution (collectively, the “Services”) of products sold exclusively via Mango’s website that may be prescribed as part of a telehealth consultation on Mango’s platform. Epiq Scripts also agreed to provide mail service pharmacy services to Mango on an exclusive basis during the term of the SOW.

Mango agreed to provide Epiq Scripts with all custom packaging materials, including but not limited to, individual sachet and/or blister packaging materials, outer box packaging, and any custom inserts and/or marketing information to accompany the prescription shipment, if any and to provide Epiq Scripts with quarterly sales forecasts to ensure Epiq Scripts has enough packaging materials on hand to cover a 90-day period. Mango agreed to pay for all direct shipping, delivery and related courier costs and to provide Epiq Scripts with direct access to any online accounts to access and generate shipping labels for the fulfillment and delivery of its products.

The SOW has a term through December 31, 2025, automatically renewable thereafter for successive one-year terms unless either party terminates the agreement at least 90 days before renewal thereof and the SOW is subject to the same termination rights of the parties as set forth in the Master Services Agreement (discussed below).

Pursuant to the SOW, Mango agreed to pay Epiq Scripts certain fixed rate fees for prescription fulfillment, processing and packaging (per prescription) and drug compounding (per pill), provided the per pill rate is reduced upon Mango exceeding 3,500 product packages per month.

Under the Master Services Agreement, Mango is solely responsible for billing and collecting funds from its customers and Epiq Scripts is paid out of funds that Mango actually collects.

Mango paid Epiq Scripts a total of $60,000 upon its entry into the Master Services Agreement, comprising $45,000 as a one-time non-refundable technology systems setup and implementation fee and $15,000 as an upfront retainer to be credited future products sales.

The Master Services Agreement has a term of five years, automatically renewable to additional one-year terms thereafter unless either party provides the other notice of termination at least 90 days prior to the date of automatic renewal. The Master Services Agreement can be terminated upon breach of the agreement by the other party, subject to a 90-day cure right; if a party enters into bankruptcy or fails to pay its debts as they become due; or if Epiq Scripts becomes unable to perform the services covered by the Master Services Agreement and any statements of work associated therewith.

Epiq Scripts has filed with the Utilization Review Accreditation Commission (URAC) to obtain its pharmacy accreditation and has obtained its first state license in the State of Texas. It is also in the process of applying for additional state licenses and plans to eventually obtain licenses in all 50 states by the first quarter of 2023, with some state licenses easier to obtain and quicker to obtain than others.

As a result of the above, Epiq Scripts can currently only provide the Services to Mango in Texas and will thereafter be limited to selling products to customers only in the states in which Epiq Scripts holds licenses.

The description of the Master Services Agreement and SOW above is not complete and is qualified in its entirety by the full text of the Master Services Agreement and SOW, filed herewith as Exhibit 10.4, which is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Mast Hill Note and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 2.03 in their entirety.

Item 3.02 Unregistered Sales of Equity Securities.

As described in greater detail above in Item 1.01, which information is incorporated by reference into this Item 3.02 in its entirety, on August 29, 2022, the Company sold the Mast Hill Note and Warrants to purchase 3,000,000 shares of common stock to Mast Hill. We claim an exemption from registration for the issuance and grant of such Mast Hill Note and Warrants pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act, since the foregoing issuances/grants did not involve a public offering, the recipient was an (i) “accredited investor”; and/or (ii) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

In the event the Mast Hill Note is converted in full (not including interest which will accrue thereon), at a conversion price of $0.04 per share, a maximum of 1,556,250 shares of common stock would be issuable to the holder of such Mast Hill Note.

In the event the Warrants are exercised in full (notwithstanding the cashless exercise rights associated therewith and other reset rights set forth therein), at an exercise price of $0.04 per share, a maximum of 3,000,000 shares of common stock would be issuable to the holders of such Warrants.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Mast Hill Note and the other Transaction Documents described in Item 1.01, above, are incorporated by reference into this Item 3.03 in their entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1*£	Master Services Agreement and Statement of Work dated September 1, 2022, and effective August 31, 2022, between Epiq Scripts, LLC and Mangoceuticals, Inc.
10.2*#	Securities Purchase Agreement by and between American International Holdings Corp., and Mast Hill Fund, L.P. dated August 29, 2022
10.3*	$62,250 Promissory Note issued to Mast Hill Fund, L.P. by American International Holdings Corp. dated August 29, 2022
10.4*	Common Stock Purchase Warrant to purchase 3,000,000 shares of common stock, issued by American International Holdings Corp. in favor of Mast Hill Fund, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

# Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or Exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that American International Holdings Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or Exhibit so furnished.

£ Certain portions of this Exhibit has been omitted in accordance with Regulation S-K Item 601 because they are both (i) not material to investors and (ii) the type of information that American International Holdings Corp. customarily and actually treats as private or confidential, and have been marked with ‘‘[***]’’ to indicate where omissions have been made. American International Holdings Corp. agrees to furnish supplementally an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL HOLDINGS CORP.

Dated: September 8, 2022	By:	/s/ Jacob D. Cohen
	Name:	Jacob D. Cohen
Chief Executive Officer